WHOLESALING AGREEMENT
July 17, 2015
PREFERRED CAPITAL SECURITIES, LLC
3284 Northside Parkway, NW
Suite 150
Atlanta, GA 30327
Dear Sirs:
International Assets Advisory, LLC, a Florida limited liability company (the “Company” or “Dealer Manager”), has entered into a separate agreement dated October 11, 2013 with Preferred Apartment Communities, Inc., a Maryland corporation (the “REIT”), to serve as its exclusive Dealer Manager. The REIT is engaged in a public offering of units (“Public Offering”) of its Series A Redeemable Preferred Stock and Warrants to purchase common stock in the REIT (the “Units”) through participating broker dealers (the “Soliciting Dealers”), on a best-efforts basis pursuant to the soliciting dealer agreement between the Company and the Soliciting Dealers (the “Soliciting Dealer Agreement”), and Registered Investment Advisors (the “RIAs”) pursuant to the Selected Investment Advisors Agreement (the “SIA Agreement”). Other RIAs and soliciting dealers, including those introduced by Preferred Capital Securities, LLC (“Wholesaler”) to the Company (“Additional Soliciting Dealers” and together with the existing Soliciting Dealers, the “Soliciting Dealers”), may be approved by the Company to participate in the Public Offering. The Company confirms its understanding with the Wholesaler and the REIT pursuant to this agreement (this “Agreement”) as follows.

1.	Appointment and Undertakings of the Wholesaler
(a)Subject to the terms and conditions set forth in this Agreement, the Wholesaler is hereby appointed, and hereby accepts such appointment, as the Company's wholesaler to:
(i)identify and introduce to the Company Additional Soliciting Dealers and RIAs;
(ii)assist the Company with the offer and sale of Units through such Additional Soliciting Dealers and RIAs; and
(iii)assist and support the marketing efforts to the existing Soliciting Dealers and RIAs.
(b)The Wholesaler agrees to use diligent efforts to:
(i)introduce to the Company Additional Soliciting Dealers and RIAs; and
(ii)assist the Company with the sale of Units through the existing Soliciting Dealers and RIAs and such Additional Soliciting Dealers and RIAs, each of which shall agree to offer and sell the Units on a best-efforts basis without any commitment to purchase any Units and, so long as this Agreement and the Soliciting Dealer Agreements and SIA Agreements remain in effect, to use diligent efforts to assist the Soliciting Dealers and RIAs with the performance of their obligations as provided herein.
(c)The Wholesaler covenants and agrees to wholesale Units through registered broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and that have signed Soliciting Dealer Agreements and RIAs that have signed SIA Agreements. The Wholesaler's wholesaling activities will consist primarily of:
(i)introducing Additional Soliciting Dealers and RIAs to the Company; and
(ii)assisting the Company with the sale of Units through the Soliciting Dealers and RIAs primarily by providing (x) training and education regarding the REIT and the offering of the Units, (y) sales literature and other information concerning the REIT and the offering of the Units, approved in writing, by the Company, to such Soliciting Dealers and RIAs and their representatives and (z) assistance to such Soliciting Dealers and RIAs and their representatives in marketing the Units.
(d)The Wholesaler shall comply with all applicable laws, and the applicable rules and regulations of FINRA, the SEC, state securities administrators and any other regulatory body. The Wholesaler shall under no circumstances engage in any activities hereunder in any jurisdiction in which:
(i)the Units are not qualified for sale or are not exempt under the applicable securities or Blue Sky laws thereof; or
(ii)the Wholesaler may not lawfully engage.
(e)The Wholesaler has received a copy of the Prospectus and a copy of the Registration Statement each as amended and declared effective to the date hereof.
(f)The Wholesaler agrees to monitor, on a monthly basis, the organization and offering fees and expenses, including underwriting fees and expenses as defined in FINRA Rule 2310(b)(4), which it incurs in connection with the Public Offering, and provide a report of all such fees and expenses to the Dealer Manager within 20 days of the last day in each month. Thereafter, the Dealer Manager will provide to the Wholesaler a report of the aggregate organization and offering fees and expenses, including underwriting fees and expenses as defined in FINRA Rule 2310(b)(4) to date, incorporating the information from the Wholesaler within 10 days of receipt of the Wholesaler’s report.
(g)The Wholesaler:
(i)acknowledges that, other than as set forth herein, it is not authorized to act as agent of the Company or the REIT in any connection or transaction; and
(ii)agrees not to so act or to purport to so act.

2.	Compensation and Expense Reimbursement
(a)In consideration for the Wholesaler performing its obligations under this Agreement, the Company shall pay the Wholesaler a Distribution Fee equal to 3% of the purchase price of the Units sold by Soliciting Dealers and RIAs in the Public Offering from the date this Wholesaling Agreement becomes effective; provided that such Distribution Fee shall be reduced by an amount equal to:
(i)$40,000.00 per month which shall be retained by the Company, for its services in connection with its performance of periodic DTC and DRS closing and settlements; and
(ii)the portion of the Distribution Fee attributable to the purchase price of Units sold by Soliciting Dealers after this Wholesaling Agreement becomes effective, but only to the extent that such amount is re-allowed to Soliciting Dealers by the Company pursuant to an executed Soliciting Dealer Agreement between the Company and each Soliciting Dealer.
Each Distribution Fee will be paid in respect of each subscription as promptly as possible.
(b)With respect to Units sold to participants in an Additional Soliciting Dealer's “wrap account” program and which participate in such program, the Wholesaler shall still receive the same Distribution Fee as listed in Section 2(a), provided the Wholesaler meets the eligibility requirements to receive such compensation.
(c)The Company shall not compensate the Wholesaler unless the Wholesaler is legally qualified and permitted to receive such compensation.
(d)The Company shall also reimburse the Wholesaler for all costs and expenses incurred in connection with bona fide due diligence activities upon presentation of itemized and detailed invoices.
(e)Notwithstanding any other provision of this Agreement to the contrary, the REIT shall have sole discretion to accept or reject any subscription for the Units in whole or in part.
(f)The Company agrees to make all payments to the Wholesaler pursuant to Sections 2(a) and 2(b) substantially concurrently with the acceptance of a subscriber as a stockholder by the REIT but in no event later than 10 business days following the end of each month in which a subscriber is accepted as a stockholder and the compensation is deemed earned.

3.	Representations and Warranties of the REIT and the Company
(a)The REIT represents and warrants to the Wholesaler that:
(i)The REIT is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State of Maryland Department of Assessments and Taxation, and has full power and authority under its Articles of Incorporation and Bylaws, as amended, to conduct its business as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units. The REIT is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the REIT and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.
(ii)The REIT has all federal and state government and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, that are required to conduct its business, all as described in the Registration Statement and Prospectus.
(iii)The REIT, on terms mutually agreed to between the REIT and the Company, agrees to be a $20,000 Diamond sponsor of and have representatives attend the Company’s national conference.
(b)The Company represents and warrants to the Wholesaler that:
(i)It is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Florida and is a member in good standing of FINRA and has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. The Company is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.
(ii)It has all federal and state governmental and regulatory approvals, and maintains and will maintain on a current basis all filings and registrations with federal and state governmental and regulatory agencies required to act as described in the Registration Statement and Prospectus, and the performance of such actions will not violate or result in a breach of any provision of its articles of organization, certificate of formation or operating agreement or any agreement, instrument, order, law or regulation binding upon it.

4.	Representations and Warranties of the Wholesaler
The Wholesaler represents and warrants to the REIT and the Company:
(a)The Wholesaler is a LLC duly incorporated, validly existing and in good standing under the laws of the State of Georgia, is a member in good standing of FINRA and has full power and authority to act as Wholesaler in the manner contemplated by this Agreement. The Wholesaler is duly registered and qualified to conduct its business, and is in good standing, in each jurisdiction or place where the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), prospects, earnings, business, properties, net worth or results of operations of the Wholesaler and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.
(b)The Wholesaler is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where it engages in the activities contemplated herein and all such laws and applicable rules and regulations of FINRA and other self-regulatory organizations.
(c)The Wholesaler and its representatives have all required federal and state governmental and regulatory approvals and licenses and have made all filings and registrations with federal and state governmental and regulatory agencies required to conduct their business and to perform their obligations under this Agreement. The performance of the obligations of the Wholesaler under this Agreement will not violate or result in a breach of any provisions of its articles of incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.
(d)The Wholesaler agrees to accept the voluntary transfer of the registrations and licenses of the registered persons currently associated with and supervised by the Company and who are listed on Schedule A to this Agreement within 10 business days of the execution of this Agreement.

5.	Covenants of the Company
(a)The Company will notify the Wholesaler immediately:
(i)when any amendment to the Registration Statement shall have become effective; and
(ii)of the issuance by the SEC or any other Federal or state regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act of 1933, as amended (the “1933 Act”), or the registration of Units under the Blue Sky or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.
(b)The Company, at its cost, will deliver to the Wholesaler as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Wholesaler may reasonably request for the purposes contemplated by the 1933 Act or any rules or regulations thereunder.
(c)The Company will furnish to the Wholesaler a reasonable number of copies of any amendment or amendments of, or supplement or supplements to, the Prospectus.
(d)The Company hereby transfers and assigns to the Wholesaler the Company’s ownership interest in the Salesforce software and any other intellectual property owned by the

Company for the support of the Wholesaler’s activities in connection with the Public Offering and this Agreement.
(e)The Company will effect the voluntary transfer of the registrations and licenses of its registered persons who are listed on Schedule A to this Agreement within 10 business days of the execution of this Agreement.

6.	Indemnification
(a)For the purposes of this Agreement, an “indemnified party” shall mean a Person entitled to indemnification under this Section 6, as well as such Person’s officers, directors (including with respect to the REIT, any Person named in the Registration Statement with his or her consent as becoming a director in the future), employees, members, managers, partners, affiliates, agents and representatives, and each Person, if any, who controls such Person within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).
(b)Each of the Company and the REIT shall indemnify and hold harmless the Wholesaler against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, other than by FINRA in connection with Section 6(d)), and actions to which the Wholesaler and its indemnified parties, or any of them, may become subject under the 1933 Act, the 1934 Act, any other federal or state statute, law or regulation, at common law or otherwise, in connection with or related to the Public Offering or this Agreement, insofar as such losses, claims, damages, costs, expenses or liabilities or actions do not arise out of or are not based upon any action or omission of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.
(c)The Wholesaler shall indemnify and hold harmless each of the REIT and the Company to the same extent as the foregoing indemnity from each of the Company and the REIT set forth in Section 6(b), but only insofar as such losses, claims, damages, costs, expenses, or liabilities or actions arise out of or are based upon any action or omission of the Wholesaler constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.
(d)If, after the Public Offering has terminated, FINRA alleges violations of the compensation and expense provisions of FINRA Rule 2310(b)(4)(B)(i) and/or FINRA Rule 2310(b)(4)(B)(ii) (the “Compensation Rules”) against the Company in its capacity as dealer manager of the Public Offering, then the Wholesaler shall enter into a joint defense agreement with the Company to defend the charges of excessive compensation. Further, in the event of a full and final settlement, or a final disciplinary decision (i.e., where all available appeals have been taken or the time to notice an appeal has passed) wherein the Compensation Rules were found to have been violated by the Company, the Wholesaler shall contribute to the REIT any amounts that FINRA has determined should be repaid by the Company to the REIT in connection with the FINRA action. In addition, Wholesaler shall reimburse the Company for any fines or penalties assessed against it by, and paid to, FINRA as a result of such action and shall reimburse the

Company for the reasonable legal fees and costs of defense the Company incurred in connection with such action. For the avoidance of doubt, the Company shall not be responsible for any amounts required to be contributed by the Wholesaler to the REIT or otherwise by the Wholesaler pursuant to this Section 6(d).
(e)Any party which proposes to assert the right to be indemnified under Section 6(b) or 6(c) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under Section 6(b) or 6(c), notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, and the failure so to notify such indemnifying party of any such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under Section 6(b) or 6(c) to the extent, and only to the extent, that such failure was prejudicial to the indemnifying party. In no event shall any such failure relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under Section 6(b) or 6(c). In case any such action, suit or proceeding shall be brought against any indemnified party and such party shall notify the indemnifying part of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof, except as provided in Section 6(f).
(f)The indemnified party shall have the right to employ its counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless:
(i)the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question);
(ii)the indemnified party reasonably shall have concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party or such other party shall not have the right to direct the defense of such action on behalf of the indemnified party); or
(iii)the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(g)An indemnifying party shall not be liable for any settlement of any action, suit or proceeding or claim effected without its prior written consent.
(h)The exculpation provisions of the REIT’s Articles of Incorporation and Bylaws shall not relieve the Company or any of its principals from any liability they may have or incur to the REIT under this Agreement.

7.	Relationship of Wholesalers, Soliciting Dealers, RIAs and the Company
The obligations of each of the Wholesaler, the Soliciting Dealers and RIAs are several and not joint. Nothing herein contained shall constitute the Wholesaler and the Soliciting Dealers, or any of them, as an association, partnership, unincorporated business or other separate entity. The Company and the REIT shall be under no liability to the Wholesaler except for lack of good faith and for obligations expressly assumed by the Company and the REIT in this Agreement.

8.	Termination
(a)This Agreement shall terminate upon the termination of the Dealer Manager Agreement between the Company and the REIT. If the Dealer Manager Agreement is terminated or there has been notice of termination, then prior to the date of its termination the Company will promptly transfer and assign the currently effective Dealer Manager Agreement, Soliciting Dealer Agreements and SIA Agreements to the Wholesaler, together with all associated, duties, rights, obligations and interests, and the Company will work with FINRA and the other parties hereto to obtain regulatory approval for the Wholesaler to serve as Dealer Manager. The Company will cooperate fully with the REIT and Wholesaler to accomplish an orderly transfer.
(b)This Agreement shall automatically expire on the termination date of the Public Offering as described in the Prospectus.
(c)The termination of this Agreement for any reason shall not affect (i) the obligation of the Company to pay the Distribution Fees accrued and reimburse costs and expenses incurred prior to the termination hereof, or (ii) the obligations under Section 6.
(d)If the termination of this Agreement is not pursuant to Section 8(a) or 8(b), the Company will continue to compensate Wholesaler on all new subscription agreements received from the Soliciting Dealers and RIAs on this Public Offering by the REIT.

9.	Additional Soliciting Dealer Agreements
The Wholesaler hereby covenants and agrees that it will not enter into any Soliciting Dealer Agreement or SIA Agreement with any Soliciting Dealer or RIA without the Company’s consent.

10.	Miscellaneous
(a)This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that a party hereto may not assign any rights, obligations, or liabilities hereunder without the prior written consent of the other parties.

(b)All notices, consents, approvals, waivers or other communications (each, a “Notice”) required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally or sent by registered mail, postage prepaid, return receipt requested, addressed as follows:
If to the Company:
President & CEO
International Assets Advisory, LLC
390 North Orange Ave., Suite 750
Orlando, Florida 32801
If to the REIT:
President
Preferred Apartment Communities, Inc.
3284 Northside Parkway, NW, Suite 150
Atlanta, GA 30327
with a copy to:
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Attention:    Peter M. Fass, Esq.
James P. Gerkis, Esq.
If to the Wholesaler:
Preferred Capital Securities, LLC
3284 Northside Parkway, NW
Atlanta, GA 30327
Attn: President
with a copy to:
Kunzman & Bollinger, Inc.
5100 N. Brookline Avenue, Suite 600
Oklahoma City, OK 73112
Attention:    Wallace W. Kunzman, Jr.
or to such other Person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 11(b). Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.
(c)This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York without regard to the principles of choice of the law thereof. Each of the parties hereto waives all right to trial by jury in any action, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Borough of Manhattan, New York City, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court.
(d)All captions used in this Agreement are for convenience only, are not a part hereof and are not to be used in construing or interpreting any aspect hereof.
(e)This Agreement may be executed with counterpart signature pages or in counterparts, each such counterpart to be deemed an original but which all together shall constitute one and the same instrument.
(f)This Agreement may not be amended except by the express written consent of the parties hereto. No waiver of any provision of this Agreement may be implied from any course of dealing between or among any of the parties hereto or from any failure by any party hereto to assert its rights under this Agreement on any occasion or series of occasions.
(g)The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.
(h)If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any law, ruling, rule or regulation, the remainder of this Agreement or the application of the provision to persons or circumstances other than those as to which it is held inconsistent, shall not be affected thereby.
If the foregoing is in accordance with your understanding of our Agreement, please sign and return a counterpart hereof whereupon this instrument along with all counterparts will become a binding agreement between us in accordance with its terms.
INTERNATIONAL ASSETS ADVISORY, LLC
By:    /s/ Edward Cofrancesco
Name: Edward Cofrancesco
Title: President

Confirmed, Accepted and Agreed to
as the date first above written:
PREFERRED CAPITAL SECURITIES, LLC
By:    /s/ Greg Mausz
Name: Greg Mausz
Title: Chief Operating Officer
PREFERRED APARTMENT COMMUNITIES, INC.
(solely for purposes of Sections 3(a), 6, 7, 8 and 10)
By:    /s/ Leonard A. Silverstein
Name: Leonard A. Silverstein
Title: President and Chief Operating Officer